SUB-ITEM 77Q3

AIM International Growth Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 10/31/2009
File number:  811-6463
Series No.:   1

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                     $ 30,051
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                     $ 550
        Class C                     $ 890
        Class R                     $ 569
        Class Y                     $ 53
        Institutional Class         $ 14,874


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                       0.3918
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                       0.1313
        Class C                       0.1313
        Class R                       0.3072
        Class Y                       0.3960
        Institutional Class           0.5196


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                       74,093
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                        2,843
        Class C                        6,405
        Class R                        2,742
        Class Y                        2,655
        Institutional Class           38,593


74V.  1 Net asset value per share (to nearest cent)
        Class A                        23.41
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                        21.68
        Class C                        21.70
        Class R                        23.18
        Class Y                        23.48
        Institutional Class            23.77